December 28, 2011

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Re:       BNY Mellon Funds Trust

    BNY Mellon Large Cap Market Opportunities Fund, BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund, BNY Mellon Large Cap Stock Fund, BNY Mellon Income Stock Fund, BNY Mellon Mid Cap Stock Fund, BNY Mellon Small Cap Stock Fund, BNY Mellon U.S. Core Equity 130/30 Fund, BNY Mellon Focused Equity Opportunities Fund, BNY Mellon Small/Mid Cap Fund, BNY Mellon International Fund, BNY Mellon Emerging Markets Fund, BNY Mellon International Appreciation Fund, BNY Mellon Bond Fund, BNY Mellon Intermediate Bond Fund, BNY Mellon Intermediate U.S. Government Fund, BNY Mellon Short-Term U.S. Government Securities Fund, BNY Mellon National Intermediate Municipal Bond Fund, BNY Mellon National Short-Term Municipal Bond Fund, BNY Mellon Pennsylvania Intermediate Municipal Bond Fund, BNY Mellon Massachusetts Intermediate Municipal Bond Fund, BNY Mellon New York Intermediate Tax-Exempt Bond Fund, BNY Mellon Municipal Opportunities Fund, BNY Mellon Asset Allocation Fund, BNY Mellon Money Market Fund and BNY Mellon National Municipal Money Market Fund

File Nos. 333-34844; 811-09903

Post-Effective Amendment No. 40 to Registration Statement on Form N-1A

Ladies and Gentlemen:

            We have acted as counsel to BNY Mellon Funds Trust (the “Fund”) in connection with the preparation of Post-Effective Amendment No. 40 to the Fund’s Registration Statement on Form N-1A (the “Amendment”).  In this capacity, we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Commission.

            Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP